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Consent of Independent Registered Public Accounting Firm

MSB Financial Corp.
Millington, New Jersey

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission of our report dated March 3, 2015, relating to the consolidated financial statements of MSB Financial Corp. (the “Company”) appearing in the Company’s Transition Report on Form 10-K for the transition period ended December 31, 2014.

Woodbridge, New Jersey
July 27, 2015